SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2006

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
WesBanco, Inc.’s Board of Directors approved an increase in the annual cash retainer fee paid to each non-employee director effective February 1, 2006.  The fee was increased from $6,000 to $8,000 ($2,000 per calendar year quarter).  The annual retainer fee paid to the Chairman of the Audit Committee was increased from $8,000 to $10,000.  The fee for attending a board meeting, executive committee meeting or audit committee meeting will remain at $1,000, $1,250 and $750 per meeting, respectively.  The fee for attending any other committee meeting was increased from $500 to $750 per meeting.

Approval of Incentive Compensation
On January 18, 2006, the Compensation Committee of WesBanco approved the following incentive compensation payments for each of the Executive Officers named below to be paid as soon as practical thereafter.

		Cash	Deferred
Officer	Title	Compensation	Compensation
Paul M. Limbert	President & Chief Executive Officer	$ 110,000	$ 40,000

Dennis G. Powell	Executive Vice President & Chief Operating Officer	$ 80,000	$ 10,000

Robert H. Young	Executive Vice President & Chief Financial Officer	$ 75,000	$ 10,000

Jerome B. Schmitt	Executive Vice President - Investments & Trusts	$ 55,000	$ 10,000

Kristine N. Molnar	Executive Vice President - Lending	$ 25,000	$ 10,000

John W. Moore	Executive Vice President - Human Resources	$ 32,000	$ -

ITEM 8.01 OTHER INFORMATION
On January 19, 2006, WesBanco announced the adoption of a new stock repurchase plan to begin repurchasing up to an additional one million shares of WesBanco common stock representing approximately 4.6% of outstanding shares on the open market. The timing, price and quantity of purchases will be at the discretion of the corporation and the program may be discontinued or suspended at any time.
The shares would be available for general corporate purposes, which may include future acquisitions, employee benefit plans, and the shareholder dividend reinvestment plan. The current one million share stock repurchase program approved by the Board of Director’s on March 16, 2005 is nearing completion, with 138,161 shares remaining under the 2005 authorization.
A press release dated January 19, 2006, is filed as exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c)	Exhibits - the following exhibits are included with this report

Exhibit No.	Description
99.1	Press release dated January 19, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

January 23, 2006	/s/ Robert H. Young
Date	Robert H. Young
Executive Vice President & Chief
Financial Officer